UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2007

Tapestry Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301
(Address of principal executive offices and zip code)

(303) 516-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The Company presented data from two Phase I clinical trials of TPI 287 at the 43rd Annual Meeting of the American Society of Clinical Oncology on June 3, 2007.  TPI 287 is a proprietary next-generation taxane being studied for the treatment of various forms of cancer.  A copy of the poster presentation of such data for each trial is filed as Exhibits 99.1 and 99.2 hereto.  These presentations were also the subject of a press release issued by the Company on June 3, 2007.  The fact that these presentations are being furnished should not be deemed an admission as to the materiality of any information contained in the presentations.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Tapestry Pharmaceuticals, Inc. presentation of data from one of two Phase I clinical trials of TPI 287 at the 43rd Annual Meeting of the American Society of Clinical Oncology on June 3, 2007.

99.2	Tapestry Pharmaceuticals, Inc. presentation of data from the other Phase I clinical trial of TPI 287 at the 43rd Annual Meeting of the American Society of Clinical Oncology on June 3, 2007.

The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2007	TAPESTRY PHARMACEUTICALS, INC.

	By:	/s/ Kai Larson
	Name:	Kai Larson
	Title:	Vice President, General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Tapestry Pharmaceuticals, Inc. presentation of data from one of two Phase I clinical trials of TPI 287 at the 43rd Annual Meeting of the American Society of Clinical Oncology on June 3, 2007.

99.2	Tapestry Pharmaceuticals, Inc. presentation of data from the other Phase I clinical trial of TPI 287 at the 43rd Annual Meeting of the American Society of Clinical Oncology on June 3, 2007.